Exhibit 99.1

NOT FOR RELEASE OR DISTRIBUTION TO ANY PERSON LOCATED OR RESIDENT IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO RELEASE, PUBLISH OR DISTRIBUTE THIS ANNOUNCEMENT.

Contacts:	Michael Mitchell (Media) +1-847-646-4538 news@kraftfoods.com	Christopher M. Jakubik (Investors) +1-847-646-5494 ir@kraftfoods.com

KRAFT FOODS ANNOUNCES EXCHANGE OFFERS

NORTHFIELD, Ill. – June 18, 2012 – Kraft Foods Inc. (NYSE: KFT) announced today that it has commenced exchange offers (the “Exchange Offers”) to exchange its 6.500% Notes due 2040, 6.875% Notes due 2039, 6.875% Notes due 2038, 7.000% Notes due 2037, 6.500% Notes due 2031, 5.375% Notes due 2020, 6.125% Notes due August 2018, and 6.125% Notes due February 2018 (collectively, the “Existing Notes”), for up to $3.6 billion aggregate principal amount of new 6.500% Notes due 2040, 6.875% Notes due 2039, 5.375% Notes due 2020, and 6.125% Notes due 2018 (collectively, the “New Notes”) to be issued by Kraft Foods’ wholly owned subsidiary, Kraft Foods Group, Inc., as issuer of the New Notes, and cash as set forth in the table below.

The principal amount of each series of New Notes issued pursuant to the Exchange Offers will not exceed the applicable maximum new note sublimit set forth in the table below (each a “Maximum New Note Sublimit” and collectively, the “Maximum New Note Sublimits”).

Each Exchange Offer is also subject to the condition, among others, that at least $250 million aggregate principal amount of New Notes of the series issuable pursuant to such Exchange Offer will be issued upon acceptance of the Existing Notes tendered pursuant to such Exchange Offer (the “Minimum New Note Float Condition”). In addition, it is a term of each of the Exchange Offers that at least $250 million principal amount of each series of Existing Notes subject to such Exchange Offer remain outstanding immediately following completion of such Exchange Offer (the “Minimum Existing Note Requirement”). Consequently, Kraft Foods is offering to exchange only up to $500 million of its 6.875% Notes due 2039, up to $750 million of its 6.875% Notes due 2038, up to $500 million of its 7.000% Notes due 2037, and up to $500 million of its 6.500% Notes due 2031 (each a “Maximum Acceptance Amount” and collectively, the “Maximum Acceptance Amounts”). Pursuant to the terms of the Exchange Offers, the Minimum Existing Note Requirement may not be reduced, the Minimum New Note Float Condition may not be reduced and the Maximum Acceptance Amounts may not be increased, in each case, by amendment, modification or waiver.

					Total Consideration for Existing Notes Tendered and Not Withdrawn Prior to the Early Tender Date (2)
CUSIP Number	Title of Series of Existing Notes	Aggregate Principal Amount Outstanding	Acceptance Priority Level(1)	Maximum Acceptance Amount(1)	New Kraft Foods Group Notes	Cash Payment	Maximum New Note Sublimit(3)
50075NAZ7	6.500% Notes due 2040	$3,000,000,000	N/A	N/A	$1,000 of 6.500% Notes due 2040	$30	$900,000,000
50075NAW4	6.875% Notes due 2039	$750,000,000	1	$500,000,000	$1,000 of 6.875% Notes due 2039	$30	$900,000,000
50075NAT1	6.875% Notes due 2038	$1,000,000,000	2	$750,000,000	$1,000 of 6.875% Notes due 2039	$30
50075NAR5	7.000% Notes due 2037	$750,000,000	3	$500,000,000	$1,000 of 6.875% Notes due 2039	$30
50075NAC8	6.500% Notes due 2031	$750,000,000	4	$500,000,000	$982.50 of 6.875% Notes due 2039	N/A
50075NBA1	5.375% Notes due 2020	$3,750,000,000	N/A	N/A	$1,000 of 5.375% Notes due 2020	$20	$900,000,000
50075NAV6	6.125% Notes due August 2018	$1,250,000,000	1	N/A	$1,000 of 6.125% Notes due August 2018	$20	$900,000,000
50075NAU8	6.125% Notes due February 2018	$2,000,000,000	2	N/A	$1,000 of 6.125% Notes due August 2018	$10

(1)	Acceptance Priority Levels apply only to the relevant Exchange Offer, and acceptance for exchange of each series of Existing Notes included in the Exchange Offer for new 6.875% Notes due 2039 is subject to the applicable Maximum Acceptance Amount.
(2)	The Total Consideration payable per $1,000 principal amount of Existing Notes accepted for exchange. The Exchange Consideration payable per $1,000 principal amount of Existing Notes of a series tendered after the Early Tender Date and prior to the Expiration Date and accepted for exchange will equal the applicable Total Consideration less $50 principal amount of the applicable series of New Notes.
(3)	The aggregate principal amount of each series of New Notes issued in the Exchange Offers will not exceed the applicable maximum amount of $900.0 million for each series of New Notes.

In the event that the principal amount of New Notes issuable in respect of Existing Notes validly tendered and not validly withdrawn pursuant to the Exchange Offer for the 6.500% Notes due 2040 or the Exchange Offer for the 5.375% Notes due 2020 would result in the applicable Maximum New Note Sublimit being exceeded then, subject to the terms and conditions of such Exchange Offers, such Existing Notes will be accepted for exchange on a pro rata basis.

In the event that the principal amount New Notes issuable in respect of Existing Notes validly tendered and not validly withdrawn pursuant to the Exchange Offers for new 6.875% Notes due 2039 or new 6.125% Notes due August 2018 would result in the applicable Maximum New Note Sublimit being exceeded, then, subject to the terms and conditions of such Exchange Offers, Existing Notes will be accepted for exchange based on the applicable acceptance priority assigned to each series of Existing Notes subject to such Exchange Offers. In the case of the Exchange Offer for the new 6.875% Notes due 2039, all existing 6.875% Notes due 2039 (subject to the applicable Maximum Acceptance Amount) with acceptance priority level 1 will be accepted before any 6.875% Notes due 2038 with acceptance priority level 2 are accepted, all 6.875% Notes due 2038 (subject to the applicable Maximum Acceptance Amount) with acceptance priority level 2 will be accepted before any 7.000% Notes due 2037 with acceptance priority level 3 are accepted, all 7.000% Notes due 2037 (subject to the applicable Maximum Acceptance Amount) with acceptance priority level 3 will be accepted before any 6.500% Notes due 2031 with acceptance priority level 4 are accepted and then 6.500% Notes due 2031 (subject to the applicable Maximum Acceptance Amount) with acceptance priority level 4 will be accepted. In the case of the Exchange Offer for the new 6.125% Notes due August 2018, all existing 6.125% Notes due August 2018 with acceptance priority level 1 will be accepted before any 6.125% Notes due February 2018 with acceptance priority 2 are accepted and then 6.125% Notes due February 2018 with acceptance priority level 2 will be accepted. In the event that the principal amount of New Notes issuable in respect of Existing Notes validly tendered and not validly withdrawn at a particular acceptance priority level would result in the applicable Maximum New Note Sublimit being exceeded, then, subject to the terms and conditions of such Exchange Offers, Existing Notes at such acceptance priority level will be accepted for exchange on a pro rata basis and no Existing Notes with a higher numbered acceptance priority level will be accepted for exchange.

The Exchange Offers will expire at 11:59 p.m., New York City time, on July 16, 2012, unless extended (such date and time, as they may be extended, the “Expiration Date”). To be eligible to receive the applicable Total Consideration listed in the table above, Eligible Holders must validly tender their Existing Notes prior to 5:00 p.m., New York City time, on June 29, 2012, unless extended (such date and time, as they may be extended, the “Early Tender Date”). Tenders of Existing Notes may be validly withdrawn at any time prior to 5:00 p.m., New York City time, on June 29, 2012, unless extended, but not thereafter, except in certain limited circumstances where required by law.

Eligible Holders who validly tender their Existing Notes prior to the Early Tender Date, and whose Existing Notes are accepted for exchange, will receive the applicable Total Consideration listed in the table above. Eligible Holders who validly tender their Existing Notes after the Early Tender Date and prior to the Expiration Date, and whose Existing Notes are accepted for exchange, will receive the applicable Exchange Consideration, which will equal the applicable Total Consideration less $50 principal amount of the applicable series of New Notes. Eligible Holders whose Existing Notes are accepted for exchange will also receive a cash payment representing: (i) any accrued and unpaid interest from the last applicable interest payment date to, but not including, the settlement date for the Exchange Offers, and (ii) any amounts due in lieu of any fractional amounts of New Notes not received as a result of rounding.

The settlement date for the Exchange Offers will occur promptly following the Expiration Date.

The New Notes have not been registered with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws. The New Notes may not be offered or sold in the United States or to any U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, only persons who certify that they are (i) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act, or (ii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act (such persons collectively, “Eligible Holders”), are authorized to receive and review the Offering Memorandum dated June 18, 2012 and the related Letter of Transmittal (together, the “Offering Documents”) pursuant to which the Exchange Offers are being made and to participate in the Exchange Offers.

ADDITIONAL INFORMATION

The Offering Documents will only be distributed to Eligible Holders who complete and return an eligibility letter confirming that they are “Eligible Holders” for the purposes of the Exchange Offers. Copies of the eligibility letter may be obtained by contacting Global Bondholder Services Corporation, the information agent for the Exchange Offers, at (866) 470-3900 (toll-free) or (212) 430-3774 (collect).

This release is for informational purposes only and is neither an offer to exchange, nor a solicitation of an offer to sell, the New Notes. The Exchange Offers are only being made pursuant to the Offer Documents. The Exchange Offers are not being made to holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements including regarding the timing of the Exchange Offers. The word “expect” and similar expressions are intended to identify the forward-looking statements. These forward-looking statements involve risks and uncertainties, many of which are beyond Kraft Foods’ control, and important factors could cause Kraft Foods’ actual results to differ materially from those in the forward-looking statements. For additional information on factors that could affect the forward-looking statements, see Kraft Foods’ risk factors, as they may be amended from time to time, set forth in Kraft Foods’ filings with the SEC, its most recently filed Annual Report on Form 10-K and subsequent reports on Forms 10-Q and 8-K. Kraft Foods disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release except as required by applicable law or regulation.

OFFERING RESTRICTIONS

This release does not constitute an invitation to participate in the Exchange Offers in any jurisdiction in which, or to any person to or from which, it is unlawful to make such invitation or for there to be such participation under applicable securities laws. The distribution of this release in certain jurisdictions may be restricted by law. Persons into whose possession this release or the Offer Documents come are required to inform themselves about, and to observe, any such restrictions.

# # #

4